UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 26, 2007

                        NATIONAL INVESTMENT MANAGERS INC.
               (Exact Name of Registrant as Specified in Charter)


        Florida                      000-51252                    59-2091510
(State of Incorporation)      (Commission File Number)          (IRS Employer
                                                             Identification No.)


                        420 Lexington Avenue, Suite 2420
                            New York, New York 10170
               (Address of principal executive offices) (Zip Code)

                                 (212) 355-1547
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Agreement

On March 26, 2007, National Investment Managers Inc. (the "Company") entered into an Addendum to Employment Agreement (the "Ross Addendum") with Steven Ross, the Chief Executive Officer of the Company. The Ross Addendum provides:

o that all unissued shares held by Mr. Ross shall vest immediately and be issued in the event of a change of control, which is defined as an event or series of events resulting in a sale or exchange of more than 50% of the Company's voting securities, a merger, the sale of substantially all of the assets of the Company or liquidation of the Company;

o that Mr. Ross is entitled to the reimbursement of expenses incurred in the event that he is terminated or his employment term is not extended upon the expiration of the term;

o granted Mr. Ross the right to receive a lump sum payment equal to one week of his salary for every month of service with a minimum of three months in the event that Mr. Ross terminates his employment with the Company as a result of the material reduction of Mr. Ross' base salary or duties and responsibilities or any material breach of the employment agreement for a period of 30 days; and

o that the Company shall indemnify Mr. Ross in his capacity as an executive officer of the Company as a result of losses his incurred as a result from serving as executive officer of the Company.

On March 26, 2007, the Company entered into an Addendum to Employment Agreement (the "Neuhaus Addendum") with Leonard Neuhaus, the Chief Operating Officer of the Company. The Neuhaus Addendum provides that all unissued shares held by Mr. Neuhaus shall vest immediately and be issued in the event of a change of control, which is defined as an event or series of events resulting in a sale or exchange of more than 50% of the Company's voting securities, a merger, the sale of substantially all of the assets of the Company or liquidation of the Company;

On March 15, 2007, the Company entered into a revised employment agreement with Mr. Davis., the Company's Chief Financial Officer and President. The employment agreement provides for a term through March 31, 2008, which is automatically renewable for a period of one year unless either party provides the other with notice 30 days prior to the end of the term that the term shall not be extended. Mr. Davis is entitled to receive the following compensation in accordance with his employment agreement:

o     Annual salary of $275,000;

o for the year ended December 31, 2007, Mr. Davis is eligible to receive a bonus equal to 50% of his annual salary of which 50% of the bonus shall be payable upon the Company's earnings before interest, taxes, depreciation, amortization and stock based compensation exceeding $12,000,000 (the "EBITDA SBC Benchmark") and 50% shall be payable upon the attainment of objectives to be determined by the CEO of the Company (the "Management Objective"); and

o 500,000 shares of stock of the Company of which 100,000 have been previously granted, 200,000 shares are issuable on March 28, 2007 and 200,000 shares are issuable upon the Company achieving the EBITDA SBC Benchmark.


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Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Index of Exhibits.

Exhibit
Number          Description
------          -----------

10.1 Addendum to Employment Agreement by and between the Company and Steven J. Ross

10.2 Addendum to Employment Agreement by and between the Company and Leonard Neuhaus

10.3            Employment Agreement by and between the Company and John Davis


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


NATIONAL INVESTMENT MANAGERS INC.


By:      /s/ Leonard Neuhaus
Name:    Leonard Neuhaus
Title:   Chief Operating Officer
Date:    March 28, 2007


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